Exhibit 99.1

Charles M. Shaffer

Executive Vice President

Chief Operating Officer and

Chief Financial Officer

(772) 221-7003

Chuck.Shaffer@seacoastbank.com

SEACOAST REPORTS RECORD SECOND QUARTER 2019 EARNINGS RESULTS

Net Income Increased 37% Year-Over-Year to $23.3 Million

Improved Operating Leverage and Strong Noninterest Income Highlight Quarterly Results

STUART, Fla., July 25, 2019 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) (NASDAQ: SBCF) today reported second quarter 2019 net income of $23.3 million, or $0.45 per diluted share, up 37% or $6.3 million year-over-year. Seacoast reported second quarter 2019 adjusted net income1 of $25.8 million, or $0.50 per diluted share, an increase of 41% or $7.6 million compared to the second quarter of 2018.

For the second quarter of 2019, return on average tangible assets was 1.50%, return on average tangible shareholders’ equity was 14.3%, and the efficiency ratio was 53.5%, compared to 1.48%, 14.9% and 56.6%, respectively, in the prior quarter and 1.24%, 13.1%, and 58.4%, respectively, in the second quarter of 2018. Adjusted return on average tangible assets1 was 1.59%, adjusted return on average tangible shareholders’ equity1 was 15.2%, and the adjusted efficiency ratio1 was 51.4%, compared to 1.50%, 15.1%, and 55.8%, respectively, in the prior quarter, and 1.28%, 13.5%, and 57.3%, respectively, in the second quarter of 2018.

Dennis S. Hudson, III, Seacoast’s Chairman and CEO, said, “During the quarter, we achieved record earnings, resulting in a 41% year-over-year increase in adjusted net income1 and 17% year-over-year growth in tangible book value per share. We continue to build a very high quality balance sheet, fortified with a growing capital base, strong asset quality trends, and a well-managed liquidity position.”

Hudson added, “Highlights in the quarter included continued expansion of our business banking team in Tampa and South Florida, strong performance from our mortgage banking group, and completion of our $10 million annual expense reduction initiative, all resulting in an improvement in our adjusted efficiency ratio1, declining 4% from the prior quarter to 51.4%.”

Charles M. Shaffer, Seacoast’s Chief Operating Officer and Chief Financial Officer, said, “Our second quarter 2019 results demonstrate that our focus on strong financial performance, disciplined credit underwriting, and franchise expansion in robust markets continues to create value for shareholders. During the quarter, we continued to drive improved operating leverage while delivering a strictly underwritten credit portfolio that is well diversified in terms of asset mix and granularity. We have built a balance sheet that is supported by an excellent customer franchise, with an average loan to deposit ratio of 87.3%, providing ample room for expansion of loans. We ended the quarter with a tangible common equity ratio of 10.7% and healthy levels of liquidity, both of which should support our ability to deploy capital for continued organic growth and disciplined opportunistic acquisitions.”

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and for a reconciliation to GAAP

Second Quarter 2019 Financial Highlights

Income Statement

•	Net income was $23.3 million, or $0.45 per diluted share, compared to $22.7 million, or $0.44, for the prior quarter and $17.0 million, or $0.35, for the second quarter of 2018. For the six months ended June 30, 2019, net income was $46.0 million, or $0.88 per diluted share, compared to $35.0 million, or $0.73, for the six months ended June 30, 2018. Adjusted net income[1] was $25.8 million, or $0.50 per diluted share, compared to $24.2 million, or $0.47, for the prior quarter and $18.3 million, or $0.38, for the second quarter of 2018. For the six months ended June 30, 2019, adjusted net income[1] was $50.0 million, or $0.96 per diluted share, compared to $37.6 million, or $0.79, for the six months ended June 30, 2018.
•	Net revenues were $73.7 million, an increase of $0.1 million, compared to the prior quarter, and an increase of $10.8 million, or 17%, compared to the second quarter of 2018. For the six months ended June 30, 2019, net revenues were $147.3 million, an increase of $22.3 million, or 18%, compared to the six months ended June 30, 2018. Adjusted revenues[1] were $74.2 million, an increase of $0.6 million, or 1%, from the prior quarter and an increase of $11.2 million, or 18%, from the second quarter of 2018. For the six months ended June 30, 2019, adjusted revenues[1] were $147.8 million, an increase of $22.7 million, or 18%, compared to the six months ended June 30, 2018.
•	Net interest income totaled $60.1 million, a decrease of $0.6 million, or 1%, from the prior quarter and an increase of $9.9 million, or 20%, from the second quarter of 2018. For the six months ended June 30, 2019, net interest income was $120.9 million, an increase of $20.9 million, or 21%, compared to the six months ended June 30, 2018.
•	Net interest margin was 3.94% in the second quarter of 2019, 4.02% in the first quarter of 2019 and 3.77% in the second quarter of 2018. Quarter-over-quarter, the yield on loans contracted 6 basis points, the yield on securities contracted 2 basis points, and the cost of deposits increased 9 basis points. The impact on net interest margin from accretion of purchase discounts on acquired loans was 27 basis points in the second quarter of 2019, compared to 26 basis points in the prior quarter and 17 basis points in the second quarter of 2018. During the quarter, the yield curve declined across all points on the curve, affecting variable rate loans and securities, and reducing add-on rates for new loans originated. Of note, late in the quarter, deposit rate pressure began to abate.
•	Noninterest income totaled $13.6 million, an increase of $0.7 million, or 6%, compared to the prior quarter and an increase of $0.9 million, or 7%, from the second quarter of 2018. For the six months ended June 30, 2019, noninterest income was $26.4 million, an increase of $1.4 million, or 6%, compared to the six months ended June 30, 2018. Sequentially, noninterest income increased across nearly every category. Highlights include an increase of $0.6 million in mortgage banking fees, reflecting increasing success in generating saleable mortgage volume, a $0.2 million increase in wealth-related fees attributed to continued growth in assets under management, a $0.2 million increase in service charges on deposits, in part the result of increased revenue from treasury products, and a $0.2 million increase in other income, primarily attributed to higher swap fees. During the quarter, $38.2 million of securities were sold with an average yield of 1.85%, resulting in a loss of $0.6 million. These funds were reinvested at an average yield of 2.90%.
•	The provision for loan losses was $2.6 million compared to $1.4 million in the prior quarter and $2.5 million in the second quarter of 2018.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and for a reconciliation to GAAP

•	Noninterest expense was $41.0 million, a decrease of $2.1 million, or 5%, compared to the prior quarter and an increase of $2.8 million, or 7%, from the second quarter of 2018. For the six months ended June 30, 2019, noninterest expense was $84.1 million, an increase of $8.7 million, or 12%, compared to the six months ended June 30, 2018. Sequentially, changes from the first quarter of 2019 in noninterest expense consisted of the following:
◦	Salaries and wages increased by $0.9 million, attributed to $1.1 million in severance costs associated with the reduction of 50 full time equivalent employees as previously announced. The full benefit of the reduction in force should be realized in the third quarter.
◦	Employee benefits decreased $1.0 million attributed to the reduction in full time equivalent employees, lower seasonal payroll taxes and 401(k) plan contributions, and lower health insurance claims when compared to the first quarter of 2019.
◦	Legal and professional fees decreased by $0.8 million primarily due to higher expenses incurred in the first quarter of 2019 on projects in risk management and lending operations, leading to the successful launch of our commercial digital origination platform.
◦	Our continued focus on efficiency and streamlining operations resulted in decreases across several categories, most notably a decrease of $0.8 million in other expenses and $0.2 million in furniture and equipment.
◦	During the quarter, we closed one banking center location, resulting in a $0.3 million one-time expense which is included in occupancy expense. We will close an additional banking center location in the third quarter.
•	Seacoast recorded $6.9 million in income tax expense in the second quarter of 2019, compared to $6.4 million in the prior quarter and $5.2 million in the second quarter of 2018. Tax benefits related to stock-based compensation were $0.1 million in the second quarter compared to $0.6 million in the prior quarter, during which a significant amount of previously granted awards vested. The quarter-over-quarter change unfavorably impacted earnings per share by one cent.
•	Year to date adjusted revenues[1] increased 18% compared to prior year while adjusted noninterest expense[1] increased 10%, generating 8% operating leverage.
•	The efficiency ratio was 53.5% compared to 56.6% in the prior quarter and 58.4% in the second quarter of 2018. The adjusted efficiency ratio[1] was 51.4% compared to 55.8% in the prior quarter and 57.3% in the second quarter of 2018. The reduction in both ratios was the outcome of our continued focus on streamlining operations, in combination with driving top-line revenue improvements.

Balance Sheet

•	At June 30, 2019, the Company had total assets of $6.8 billion and total shareholders' equity of $930.2 million. Book value per share was $18.08 and tangible book value per share was $13.65, compared to $17.44 and $12.98, respectively, at March 31, 2019 and $15.18 and $11.67, respectively, at June 30, 2018. Year-over-year, tangible book value per share increased 17%.
•	Debt securities totaled $1.2 billion at June 30, 2019, an increase of $28.9 million compared to the prior quarter and a decrease of $135.1 million from June 30, 2018. During the quarter, $38.2 million of securities were sold, with an average yield of 1.85%, resulting in a loss of $0.6 million. Purchases of securities during the quarter totaled $87.4 million at an average yield of 2.90%.
•	Loans totaled $4.9 billion at June 30, 2019, an increase of $59.7 million, or 1.2%, compared to the prior quarter, and an increase of $914.1 million, or 23%, from June 30, 2018.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and for a reconciliation to GAAP

•	New loan originations of $407 million, compared to $310 million in the prior quarter, resulted in net loan growth in the quarter of 5% on an annualized basis, overcoming a $59 million increase in early loan payoffs when compared to the prior quarter. During the second quarter, we saw acceleration in commercial real estate loans being refinanced away with minimal or no covenants, limited or no guarantees, in combination with increasing leverage in projects. Additionally, we allowed a few higher risk loans to be refinanced away in categories such as marinas, hotels, and speculative construction. We remain patient and committed to our strict underwriting principles.
•	Consumer and small business originations for the second quarter of 2019 were a record $136.5 million, an increase of 15% compared to the first quarter of 2019 and an increase of 30% compared to the second quarter of 2018.
•	Commercial originations during the second quarter of 2019 were $157.0 million, an increase of 44% compared to the first quarter of 2019 and an increase of 12% compared to the second of quarter 2018.
•	Closed residential loans retained in the portfolio for the second quarter of 2019 were $51.8 million, up 4% from the first quarter of 2019 and down 31% from the second quarter of 2018. The decrease from prior year is consistent with the mortgage banking team's shift towards generating saleable volume and away from residential construction lending.
•	We continue to manage the Company's exposure to commercial real estate. Construction and land development and commercial real estate loans remain well below regulatory guidance at 51% and 205% of total bank-level risk based capital, respectively, down from 57% and 216%, respectively, in the first quarter of 2019. On a consolidated basis, inclusive of capital at the holding company, construction and land development and commercial real estate loans represent 48% and 192%, respectively, of total consolidated risk based capital.
•	Concentrations continue to be well managed with an average commercial loan size of approximately $350,000. The top 10 and top 20 relationships represented 19% and 34%, respectively, of total consolidated risk based capital, down from 25% and 42% compared to second quarter of 2018 and down from 29% and 48% compared to second quarter of 2016. Our largest committed exposure totals $29 million.
•	Pipelines (loans in underwriting and approval or approved and not yet closed) remained strong, totaling $377.6 million as of June 30, 2019.
•	Consumer and small business pipelines were $65.5 million, a decrease of 3% sequentially and an increase of 24% compared to the prior year.
•	Commercial pipelines were $261.6 million, an increase of 48% sequentially and 34% compared to the prior year.
•	Residential pipelines were $50.5 million, an increase of 11% sequentially and a decrease of 21% compared to the prior year, consistent with a shift in focus to generating saleable volume, which at June 30, 2019 represents 90% of the residential pipeline.
•	Total deposits were $5.5 billion as of June 30, 2019, a decrease of $64.4 million, or 1.1%, sequentially and an increase of $843.8 million, or 18%, from the prior year.
•	Total deposits grew 3% on an annualized basis quarter-over-quarter, excluding the impact of a $99 million reduction in brokered time deposits. The decrease in brokered time deposits was the result of a shift towards lower rate Federal Home Loan Bank advances in the second quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and for a reconciliation to GAAP

•	During the second quarter, we accelerated the velocity of our commercial customer acquisition, with business checking balances growing 8% on an annualized basis overcoming seasonal pressure, the result of expansion of our business banking franchise in the Tampa and Fort Lauderdale markets.
•	Interest-bearing deposits (interest-bearing demand, savings and money market deposits) increased year-over-year $373.0 million, or 15%, to $2.8 billion, noninterest bearing demand deposits increased $206.2 million, or 14%, to $1.7 billion, and CDs increased $264.6 million, or 34%, to $1.1 billion.
•	Overall cost of deposits increased to 76 basis points. Of note, late in the quarter, deposit rate pressure began to abate.
•	Second quarter return on average tangible assets (ROTA) was 1.50%, compared to 1.48% in the prior quarter and 1.24% in the second quarter of 2018. Adjusted ROTA1 was 1.59% compared to 1.50% in the prior quarter and 1.28% in the second quarter of 2018.

Capital

•	Second quarter return on average tangible common equity (ROTCE) was 14.3%, compared to 14.9% in the prior quarter and 13.1% in the second quarter of 2018. Adjusted ROTCE1 was 15.2% compared to 15.1% in the prior quarter and 13.5% in the second quarter of 2018.
•	The tier 1 capital ratio was 14.6%, total capital ratio was 15.2% and the tier 1 leverage ratio was 11.7% at June 30, 2019.
•	Tangible common equity to tangible assets was 10.7% at June 30, 2019, compared to 10.2% at March 31, 2019 and 9.6% at June 30, 2018.

Asset Quality

•	Nonperforming loans to total loans outstanding was 0.47% at June 30, 2019, 0.46% at March 31, 2019, and 0.66% at June 30, 2018.
•	Nonperforming assets to total assets was 0.50% at June 30, 2019, 0.51% at March 31, 2019 and 0.58% at June 30, 2018. Nonperforming assets decreased by $0.5 million to $33.8 million in the second quarter of 2019.
•	The ratio of allowance for loan losses to total loans was 0.69% at June 30, 2019, 0.68% at March 31, 2019, and 0.73% at June 30, 2018. The ratio of allowance for loan losses to non-acquired loans was 0.87% at June 30, 2019, 0.89% at March 31, 2019, and 0.88% at June 30, 2018.
•	Net charge-offs were $1.8 million or 0.15% of average loans for the second quarter of 2019 compared to $1.0 million, or 0.08% of average loans in the prior quarter.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and for a reconciliation to GAAP

FINANCIAL HIGHLIGHTS	(Unaudited)
(Amounts in thousands except per share data)
	Quarterly Trends

	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18
Selected Balance Sheet Data:
Total Assets	$6,824,886	$6,783,389	$6,747,659	$5,930,934	$5,922,681
Gross Loans	4,888,139	4,828,441	4,825,214	4,059,323	3,974,016
Total Deposits	5,541,209	5,605,578	5,177,240	4,643,510	4,697,440
Performance Measures:

Net Income	$23,253	$22,705	$15,962	$16,322	$16,964
Net Interest Margin	3.94%	4.02%	4.00%	3.82%	3.77%
Average Diluted Shares Outstanding	51,952	52,039	51,237	48,029	47,974
Diluted Earnings Per Share (EPS)	$0.45	$0.44	$0.31	$0.34	$0.35
Return on (annualized):
Average Assets (ROA)	1.38%	1.36%	0.96%	1.10%	1.16%
Average Tangible Assets (ROTA)	1.50	1.48	1.05	1.18	1.24
Average Tangible Common Equity (ROTCE)	14.30	14.86	10.94	12.04	13.08
Efficiency Ratio	53.48	56.55	65.76	57.04	58.41

Adjusted Operating Measures[1]:
Adjusted Net Income	$25,818	$24,205	$23,893	$17,626	$18,268
Adjusted Diluted EPS	0.50	0.47	0.47	0.37	0.38
Adjusted ROTA	1.59%	1.50%	1.49%	1.22%	1.28%
Adjusted ROTCE	15.17	15.11	15.44	12.43	13.49
Adjusted Efficiency Ratio	51.44	55.81	54.19	56.29	57.31
Adjusted Noninterest Expenses as a
Percent of Average Tangible Assets	2.34	2.55	2.46	2.48	2.57

Other Data:
Market capitalization[2]	$1,309,158	$1,354,759	$1,336,415	$1,380,275	$1,489,411
Full-time equivalent employees	852	902	902	835	826
Number of ATMs	81	84	87	86	87
Full service banking offices	49	50	51	49	49
Registered online users	104,017	102,274	99,415	94,400	92,107
Registered mobile devices	92,281	87,844	83,151	73,300	69,038

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and a reconciliation to GAAP

2Common shares outstanding multiplied by closing bid price on last day of each period

Vision 2020

We remain confident in our ability to achieve our Vision 2020 targets announced in 2017.

Vision 2020 Targets
Return on Tangible Assets	1.30% +
Return on Tangible Common Equity	16% +
Efficiency Ratio	Below 50%

Second Quarter Operating Highlights

Modernizing How We Sell

•	After a successful pilot program early this year, we launched marketing efforts in the second quarter highlighting automated fulfillment for small business loan products. While currently limited to a select group of products, the platform offers digitized onboarding and should significantly reduce the cost to originate small business loans to current customers, while maintaining our strict underwriting principles.

Lowering Our Cost to Serve

•	We consolidated one banking center location in the second quarter of 2019 with an eight month payback period and one-time expense of $0.3 million. We have one remaining consolidation planned for the third quarter of 2019.
•	We’ve now achieved our Vision 2020 objective of reducing our footprint by 20% to meet the evolving needs of our customers. We were able to achieve this objective ahead of plan due to successful M&A and the repositioning of our banking center network in strategic growth markets.
•	At quarter end, average deposits per banking center exceeded $113 million, up from $96 million during the same period last year.
•	During the quarter, we completed our previously announced $10 million annual expense reduction initiative, which included reducing the full time equivalent employee count by 50, renegotiating key vendor contracts, and reducing expenses across a number of line items.

Driving Improvements in How Our Business Operates

•	Late last year we launched a large-scale initiative to implement a fully digital loan origination platform across all business banking units. In the second quarter, the implementation and launch were completed. This follows the successful rollout of our fully digital mortgage banking origination platform. This investment should lead to significant improvement in operational efficiency and banker productivity in 2020 and beyond.

Scaling and Evolving Our Culture

•	We continue to invest in business bankers. In the second quarter we on-boarded 5 new bankers, 15 year to date, in order to fully support the strong markets we serve. We have a robust pipeline of talent as we enter the third quarter of 2019 and will continue to opportunistically add top-tier bankers in the Tampa and Fort Lauderdale markets.

OTHER INFORMATION

Conference Call Information

Seacoast will host a conference call on July 26, 2019 at 10:00 a.m. (Eastern Time) to discuss the second quarter 2019 earnings results and business trends. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 8644 001; host: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events” A replay of the call will be available for one month, beginning late afternoon of July 26, 2019 by dialing (888) 843-7419 (domestic) and using passcode: 8644 001#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection “Presentations” under the heading “Investor Services.” Beginning the afternoon of July 26, 2019, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $6.8 billion in assets and $5.5 billion in deposits as of June 30, 2019. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 49 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions; unexpected outcomes of, and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except ratios and per share data)	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18	2Q'19	2Q'18

Summary of Earnings
Net income	$23,253	$22,705	$15,962	$16,322	$16,964	45,958	34,991
Adjusted net income[1]	25,818	24,205	23,893	17,626	18,268	50,023	37,566
Net interest income[2]	60,219	60,861	60,100	51,709	50,294	121,080	100,147
Net interest margin[2,3]	3.94%	4.02%	4.00%	3.82%	3.77%	3.98%	3.78%

Performance Ratios
Return on average assets-GAAP basis[3]	1.38%	1.36%	0.96%	1.10%	1.16%	1.37%	1.20%
Return on average tangible assets-GAAP basis[3,4]	1.50	1.48	1.05	1.18	1.24	1.49	1.29
Adjusted return on average tangible assets[1,3,4]	1.59	1.50	1.49	1.22	1.28	1.55	1.33

Return on average shareholders' equity-GAAP basis[3]	10.23	10.47	7.65	8.89	9.59	10.35	10.04
Return on average tangible common equity-GAAP basis[3,4]	14.30	14.86	10.94	12.04	13.08	14.57	13.73
Adjusted return on average tangible common equity[1,3,4]	15.17	15.11	15.44	12.43	13.49	15.14	14.14
Efficiency ratio[5]	53.48	56.55	65.76	57.04	58.41	55.01	58.11
Adjusted efficiency ratio[1]	51.44	55.81	54.19	56.29	57.31	53.62	57.18
Noninterest income to total revenue (excluding securities losses)	18.93	17.45	17.97	19.31	20.28	18.19	20.11
Tangible common equity to tangible assets[4]	10.65	10.18	9.72	9.85	9.56	10.65	9.56
Average loan-to-deposit ratio	87.27	90.55	89.14	86.25	83.51	88.87	83.80
End of period loan-to-deposit ratio	88.53	86.38	93.43	87.77	84.91	88.53	84.91

Per Share Data
Net income diluted-GAAP basis	$0.45	$0.44	$0.31	$0.34	$0.35	$0.88	$0.73
Net income basic-GAAP basis	0.45	0.44	0.32	0.35	0.36	0.89	0.74
Adjusted earnings[1]	0.50	0.47	0.47	0.37	0.38	0.96	0.79

Book value per share common	18.08	17.44	16.83	15.50	15.18	18.08	15.18
Tangible book value per share	13.65	12.98	12.33	12.01	11.67	13.65	11.67
Cash dividends declared	—	—	—	—	—	—	—

1Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.

2Calculated on a fully taxable equivalent basis using amortized cost.

3These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

4The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.

5Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18	2Q'19	2Q'18

Interest on securities:
Taxable	$8,933	$9,119	$9,528	$9,582	$9,389	$18,052	$18,750
Nontaxable	143	151	200	225	216	294	459
Interest and fees on loans	62,288	62,287	59,495	48,713	46,519	124,575	91,776
Interest on federal funds sold and other investments	873	918	835	634	585	1,791	1,201
Total Interest Income	72,237	72,475	70,058	59,154	56,709	144,712	112,186

Interest on deposits	4,825	3,873	3,140	2,097	1,988	8,698	3,526
Interest on time certificates	5,724	4,959	3,901	2,975	2,629	10,683	4,808
Interest on borrowed money	1,552	2,869	3,033	2,520	1,885	4,421	3,883
Total Interest Expense	12,101	11,701	10,074	7,592	6,502	23,802	12,217

Net Interest Income	60,136	60,774	59,984	51,562	50,207	120,910	99,969
Provision for loan losses	2,551	1,397	2,342	5,774	2,529	3,948	3,614
Net Interest Income After Provision for Loan Losses	57,585	59,377	57,642	45,788	47,678	116,962	96,355

Noninterest income:
Service charges on deposit accounts	2,894	2,697	3,019	2,833	2,674	5,591	5,346
Trust fees	1,147	1,017	1,040	1,083	1,039	2,164	2,060
Mortgage banking fees	1,734	1,115	809	1,135	1,336	2,849	2,738
Brokerage commissions and fees	541	436	468	444	461	977	820
Marine finance fees	201	362	185	194	446	563	1,019
Interchange income	3,405	3,401	3,198	3,119	3,076	6,806	6,018
BOLI income	927	915	1,091	1,078	1,066	1,842	2,122
SBA gains	691	636	519	473	748	1,327	1,482
Other	2,503	2,266	2,810	1,980	1,923	4,769	3,562
	14,043	12,845	13,139	12,339	12,769	26,888	25,167
Securities losses, net	(466)	(9)	(425)	(48)	(48)	(475)	(150)
Total Noninterest Income	13,577	12,836	12,714	12,291	12,721	26,413	25,017

Noninterest expenses:
Salaries and wages	19,420	18,506	22,172	17,129	16,429	37,926	31,810
Employee benefits	3,195	4,206	3,625	3,205	3,034	7,401	6,115
Outsourced data processing costs	3,876	3,845	5,809	3,493	3,393	7,721	7,072
Telephone / data lines	893	811	602	624	643	1,704	1,255
Occupancy	3,741	3,807	3,747	3,214	3,316	7,548	6,433
Furniture and equipment	1,544	1,757	2,452	1,367	1,468	3,301	2,925
Marketing	1,211	1,132	1,350	1,139	1,344	2,343	2,596
Legal and professional fees	2,033	2,847	3,668	2,019	2,301	4,880	4,274
FDIC assessments	337	488	571	431	595	825	1,193
Amortization of intangibles	1,456	1,458	1,303	1,004	1,004	2,914	1,993
Foreclosed property expense and net (gain)/loss on sale	(174)	(40)	—	(136)	405	(214)	597
Other	3,468	4,282	4,165	3,910	4,314	7,750	9,147
Total Noninterest Expense	41,000	43,099	49,464	37,399	38,246	84,099	75,410

Income Before Income Taxes	30,162	29,114	20,892	20,680	22,153	59,276	45,962
Income taxes	6,909	6,409	4,930	4,358	5,189	13,318	10,971

Net Income	$23,253	$22,705	$15,962	$16,322	$16,964	$45,958	$34,991

Per share of common stock:

Net income diluted	$0.45	$0.44	$0.31	$0.34	$0.35	$0.88	$0.73
Net income basic	0.45	0.44	0.32	0.35	0.36	0.89	0.74
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	51,952	52,039	51,237	48,029	47,974	51,998	47,828
Average basic shares outstanding	51,446	51,359	50,523	47,205	47,165	51,403	47,059

CONDENSED CONSOLIDATED BALANCE SHEETS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2019	2019	2018	2018	2018

Assets
Cash and due from banks	$97,792	$98,270	$92,242	$101,920	$123,927
Interest bearing deposits with other banks	61,987	105,741	23,709	3,174	7,594
Total Cash and Cash Equivalents	159,779	204,011	115,951	105,094	131,521

Time deposits with other banks	4,980	8,174	8,243	9,813	10,562

Debt Securities:
Available for sale (at fair value)	914,615	877,549	865,831	923,206	954,906
Held to maturity (at amortized cost)	287,302	295,485	357,949	367,387	382,137
Total Debt Securities	1,201,917	1,173,034	1,223,780	1,290,593	1,337,043

Loans held for sale	17,513	13,900	11,873	16,172	14,707

Loans	4,888,139	4,828,441	4,825,214	4,059,323	3,974,016
Less: Allowance for loan losses	(33,505)	(32,822)	(32,423)	(33,865)	(28,924)
Net Loans	4,854,634	4,795,619	4,792,791	4,025,458	3,945,092

Bank premises and equipment, net	68,738	70,412	71,024	63,531	63,991
Other real estate owned	11,043	11,921	12,802	4,715	8,417
Goodwill	205,260	205,260	204,753	148,555	148,555
Other intangible assets, net	22,672	23,959	25,977	16,508	17,319
Bank owned life insurance	125,233	124,306	123,394	122,561	121,602
Net deferred tax assets	19,353	24,647	28,954	25,822	26,021
Other assets	133,764	128,146	128,117	102,112	97,851
Total Assets	$6,824,886	$6,783,389	$6,747,659	$5,930,934	$5,922,681

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,669,804	$1,676,009	$1,569,602	$1,488,689	$1,463,652
Interest-bearing demand	1,124,519	1,100,477	1,014,032	912,891	976,281
Savings	519,732	508,320	493,807	451,958	444,736
Money market	1,172,971	1,192,070	1,173,950	1,036,940	1,023,170
Other time certificates	553,107	539,202	513,312	411,208	413,643
Brokered time certificates	268,998	367,841	220,594	192,182	228,602
Time certificates of more than $250,000	232,078	221,659	191,943	149,642	147,356
Total Deposits	5,541,209	5,605,578	5,177,240	4,643,510	4,697,440

Securities sold under agreements to repurchase	82,015	148,005	214,323	189,035	200,050
Federal Home Loan Bank borrowings	140,000	3,000	380,000	261,000	205,000
Subordinated debt	70,944	70,874	70,804	70,734	70,664
Other liabilities	60,479	59,508	41,025	33,824	33,364
Total Liabilities	5,894,647	5,886,965	5,883,392	5,198,103	5,206,518

Shareholders' Equity
Common stock	5,146	5,141	5,136	4,727	4,716
Additional paid in capital	782,928	780,680	778,501	668,711	665,885
Retained earnings	143,032	119,779	97,074	81,112	64,790
Treasury stock	(6,137)	(4,959)	(3,384)	(2,854)	(2,884)
	924,969	900,641	877,327	751,696	732,507
Accumulated other comprehensive income/(loss), net	5,270	(4,217)	(13,060)	(18,865)	(16,344)
Total Shareholders' Equity	930,239	896,424	864,267	732,831	716,163
Total Liabilities & Shareholders' Equity	$6,824,886	$6,783,389	$6,747,659	$5,930,934	$5,922,681

Common shares outstanding	51,461	51,414	51,361	47,270	47,163

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$1,621	$762	$3,693	$800	$1,715
Net charge-offs (recoveries) - acquired loans	220	201	56	(3)	(25)
Total Net Charge-offs (Recoveries)	1,841	963	3,749	797	1,690

TDR valuation adjustments	$27	$35	$35	$36	$33

Net charge-offs (recoveries) to average loans - non-acquired loans	0.13%	0.06%	0.32%	0.08%	0.17%
Net charge-offs (recoveries) to average loans - acquired loans	0.02	0.02	—	—	—
Total Net Charge-offs (Recoveries) to Average Loans	0.15	0.08	0.32	0.08	0.17

Provision for loan losses - non-acquired loans	$2,326	$1,709	$2,343	$5,640	$2,591
Provision for (recapture of) loan losses - acquired loans	225	(312)	(1)	134	(62)
Total Provision for Loan Losses	$2,551	$1,397	$2,342	$5,774	$2,529

Allowance for loan losses - non-acquired loans	$33,393	$32,715	$31,803	$33,188	$28,384
Allowance for loan losses - acquired loans	112	107	620	677	540
Total Allowance for Loan Losses	$33,505	$32,822	$32,423	$33,865	$28,924

Non-acquired loans at end of period	$3,817,358	$3,667,221	$3,588,251	$3,383,571	$3,221,569
Purchased noncredit impaired loans at end of period	1,057,200	1,147,432	1,222,529	662,701	739,232
Purchased credit impaired loans at end of period	13,581	13,788	14,434	13,051	13,215
Total Loans	$4,888,139	$4,828,441	$4,825,214	$4,059,323	$3,974,016

Non-acquired loans allowance for loan losses to non-acquired loans at end of period	0.87%	0.89%	0.89%	0.98%	0.88%
Total allowance for loan losses to total loans at end of period	0.69	0.68	0.67	0.83	0.73
Purchase discount on acquired loans at end of period	3.76	3.80	3.86	2.25	2.31

End of Period
Nonperforming loans - non-acquired	$15,810	$15,423	$15,783	$18,998	$19,578
Nonperforming loans - acquired	6,986	6,990	10,693	7,142	6,624
Other real estate owned - non-acquired	66	831	386	418	354
Other real estate owned - acquired	1,612	1,725	3,020	1,203	4,969
Bank branches closed included in other real estate owned	9,365	9,365	9,396	3,094	3,094
Total Nonperforming Assets	$33,839	$34,334	$39,278	$30,855	$34,619

Restructured loans (accruing)	$14,534	$14,857	$13,346	$13,797	$14,241

Nonperforming loans to loans at end of period - non-acquired	0.41%	0.42%	0.44%	0.56%	0.61%
Nonperforming loans to loans at end of period - acquired	0.65	0.60	0.86	1.06	0.88
Total Nonperforming Loans to Loans at End of Period	0.47	0.46	0.55	0.64	0.66

Nonperforming assets to total assets - non-acquired	0.37%	0.38%	0.38%	0.38%	0.39%
Nonperforming assets to total assets - acquired	0.13	0.13	0.20	0.14	0.19
Total Nonperforming Assets to Total Assets	0.50	0.51	0.58	0.52	0.58

	June 30,	March 31,	December 31,	September 30,	June 30,
Loans	2019	2019	2018	2018	2018

Construction and land development	$379,991	$417,565	$443,568	$376,257	$359,070
Commercial real estate - owner occupied	1,005,876	989,234	970,181	829,368	812,306
Commercial real estate - non-owner occupied	1,184,409	1,173,183	1,161,885	897,331	888,989
Residential real estate	1,400,184	1,329,166	1,324,377	1,152,640	1,103,946
Consumer	215,932	206,414	202,881	192,772	190,835
Commercial and financial	701,747	712,879	722,322	610,955	618,870
Total Loans	$4,888,139	$4,828,441	$4,825,214	$4,059,323	$3,974,016

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'19			1Q'19			2Q'18
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,169,891	$8,933	3.05%	$1,186,374	$9,119	3.07%	$1,324,280	$9,389	2.84%
Nontaxable	24,110	179	2.96	26,561	190	2.86	32,055	273	3.41
Total Securities	1,194,001	9,112	3.05	1,212,935	9,309	3.07	1,356,335	9,662	2.85

Federal funds sold and other investments	91,481	873	3.83	91,136	918	4.09	49,387	585	4.75

Loans, net	4,841,751	62,335	5.16	4,839,046	62,335	5.22	3,948,460	46,549	4.73

Total Earning Assets	6,127,233	72,320	4.73	6,143,117	72,562	4.79	5,354,182	56,796	4.25

Allowance for loan losses	(32,806)			(32,966)			(29,234)
Cash and due from banks	91,160			99,940			110,549
Premises and equipment	69,890			70,938			64,445
Intangible assets	228,706			230,066			166,393
Bank owned life insurance	124,631			123,708			121,008
Other assets	126,180			136,175			90,692

Total Assets	$6,734,994			$6,770,978			$5,878,035

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,118,703	$1,150	0.41%	$1,029,726	$839	0.33%	$996,929	$492	0.20%
Savings	513,773	586	0.46	500,347	477	0.39	439,691	118	0.11
Money market	1,179,345	3,089	1.05	1,158,939	2,557	0.89	1,027,705	1,378	0.54
Time deposits	1,089,020	5,724	2.11	1,042,346	4,959	1.93	790,404	2,629	1.33
Federal funds purchased and securities sold under agreements to repurchase	91,614	355	1.55	185,032	550	1.21	179,540	334	0.75
Federal Home Loan Bank borrowings	51,571	329	2.56	227,378	1,421	2.53	160,846	741	1.85
Other borrowings	70,903	868	4.91	70,836	898	5.14	70,623	810	4.60

Total Interest-Bearing Liabilities	4,114,929	12,101	1.18	4,214,604	11,701	1.13	3,665,738	6,502	0.71

Noninterest demand	1,646,934			1,612,548			1,473,331
Other liabilities	61,652			64,262			29,292
Total Liabilities	5,823,515			5,891,414			5,168,361

Shareholders' equity	911,479			879,564			709,674

Total Liabilities & Equity	$6,734,994			$6,770,978			$5,878,035

Cost of deposits			0.76%			0.67%			0.39%
Interest expense as a % of earning assets			0.79%			0.77%			0.49%
Net interest income as a % of earning assets		$60,219	3.94%		$60,861	4.02%		$50,294	3.77%

 1On a fully taxable equivalent basis.  All yields and rates have been computed using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,178,087	$18,052	3.06%	$1,342,676	$18,750	2.79%
Nontaxable	25,329	368	2.91	32,346	580	3.59
Total Securities	1,203,416	18,420	3.06	1,375,022	19,330	2.81

Federal funds sold and other investments	91,310	1,791	3.96	52,761	1,201	4.59

Loans, net	4,840,406	124,671	5.19	3,910,625	91,833	4.74

Total Earning Assets	6,135,132	144,882	4.76	5,338,408	112,364	4.24

Allowance for loan losses	(32,885)			(28,356)
Cash and due from banks	95,526			112,215
Premises and equipment	70,411			65,184
Intangible assets	229,382			166,762
Bank owned life insurance	124,172			121,635
Other assets	131,148			89,086

Total Assets	$6,752,886			$5,864,934

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,074,460	$1,989	0.37%	$999,287	$942	0.19%
Savings	507,097	1,062	0.42	437,574	222	0.10
Money market	1,169,198	5,647	0.97	1,002,243	2,362	0.48
Time deposits	1,065,812	10,683	2.02	783,643	4,808	1.24
Federal funds purchased and securities sold under agreements to repurchase	138,065	905	1.32	177,771	608	0.69
Federal Home Loan Bank borrowings	138,989	1,750	2.54	218,298	1,771	1.64
Other borrowings	70,870	1,766	5.03	70,587	1,504	4.30

Total Interest-Bearing Liabilities	4,164,491	23,802	1.15	3,689,403	12,217	0.67

Noninterest demand	1,629,836			1,443,813
Other liabilities	62,949			29,221
Total Liabilities	5,857,276			5,162,437

Shareholders' equity	895,610			702,497

Total Liabilities & Equity	$6,752,886			$5,864,934

Cost of deposits			0.72%			0.36%
Interest expense as a % of earning assets			0.78%			0.46%
Net interest income as a % of earning assets		$121,080	3.98%		$100,147	3.78%

 1On a fully taxable equivalent basis.  All yields and rates have been computed using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2019	2019	2018	2018	2018

Customer Relationship Funding
Noninterest demand
Commercial	$1,323,743	$1,298,468	$1,217,842	$1,182,018	$1,154,225
Retail	251,879	275,383	259,318	233,472	236,838
Public funds	65,822	73,640	68,324	42,474	44,182
Other	28,360	28,518	24,118	30,725	28,407
Total Noninterest Demand	1,669,804	1,676,009	1,569,602	1,488,689	1,463,652

Interest-bearing demand
Commercial	323,818	289,544	211,879	167,865	181,646
Retail	634,099	646,522	650,490	655,429	681,615
Public funds	166,602	164,411	151,663	89,597	113,020
Total Interest-Bearing Demand	1,124,519	1,100,477	1,014,032	912,891	976,281

Total transaction accounts
Commercial	1,647,561	1,588,012	1,429,721	1,349,883	1,335,871
Retail	885,978	921,905	909,808	888,901	918,453
Public funds	232,424	238,051	219,987	132,071	157,202
Other	28,360	28,518	24,118	30,725	28,407
Total Transaction Accounts	2,794,323	2,776,486	2,583,634	2,401,580	2,439,933

Savings	519,732	508,320	493,807	451,958	444,736

Money market
Commercial	517,041	500,649	459,380	423,304	408,005
Retail	590,320	602,378	607,837	524,415	522,783
Public funds	65,610	89,043	106,733	89,221	92,382
Total Money Market	1,172,971	1,192,070	1,173,950	1,036,940	1,023,170

Brokered time certificates	268,998	367,841	220,594	192,182	228,602
Other time certificates	785,185	760,861	705,255	560,850	560,999
	1,054,183	1,128,702	925,849	753,032	789,601
Total Deposits	$5,541,209	$5,605,578	$5,177,240	$4,643,510	$4,697,440

Customer sweep accounts	$82,015	$148,005	$214,323	$189,035	$200,050

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18	2Q'19	2Q'18

Net Income	$23,253	$22,705	$15,962	$16,322	$16,964	$45,958	$34,991

Total noninterest income	13,577	12,836	12,714	12,291	12,721	26,413	25,017
Securities losses, net	466	9	425	48	48	475	150
BOLI benefits on death (included in other income)	—	—	(280)	—	—	—	—
Total Adjustments to Noninterest Income	466	9	145	48	48	475	150
Total Adjusted Noninterest Income	14,043	12,845	12,859	12,339	12,769	26,888	25,167

Total noninterest expense	41,000	43,099	49,464	37,399	38,246	84,099	75,410
Merger related charges	—	(335)	(8,034)	(482)	(695)	(335)	(1,165)
Amortization of intangibles	(1,456)	(1,458)	(1,303)	(1,004)	(1,004)	(2,914)	(1,993)
Branch reductions and other expense initiatives	(1,517)	(208)	(587)	—	—	(1,725)	—
Total Adjustments to Noninterest Expense	(2,973)	(2,001)	(9,924)	(1,486)	(1,699)	(4,974)	(3,158)
Total Adjusted Noninterest Expense	38,027	41,098	39,540	35,913	36,547	79,125	72,252

Income Taxes	6,909	6,409	4,930	4,358	5,189	13,318	10,971
Tax effect of adjustments	874	510	2,623	230	443	1,384	981
Taxes and tax penalties on acquisition-related BOLI redemption	—	—	(485)	—	—	—	—
Effect of change in corporate tax rate	—	—	—	—	—	—	(248)
Total Adjustments to Income Taxes	874	510	2,138	230	443	1,384	733
Adjusted Income Taxes	7,783	6,919	7,068	4,588	5,632	14,702	11,704
Adjusted Net Income	$25,818	$24,205	$23,893	$17,626	$18,268	$50,023	$37,566

Earnings per diluted share, as reported	$0.45	$0.44	$0.31	$0.34	$0.35	$0.88	$0.73
Adjusted Earnings per Diluted Share	0.50	0.47	0.47	0.37	0.38	0.96	0.79
Average diluted shares outstanding	51,952	52,039	51,237	48,029	47,974	51,998	47,828

Adjusted Noninterest Expense	$38,027	$41,098	$39,540	$35,913	$36,547	$79,125	$72,252
Foreclosed property expense and net gain/(loss) on sale	174	40	—	137	(405)	214	(597)
Net Adjusted Noninterest Expense	$38,201	$41,138	$39,540	$36,050	$36,142	$79,339	$71,655

Revenue	$73,713	$73,610	$72,698	$63,853	$62,928	$147,323	$124,986
Total Adjustments to Revenue	466	9	145	48	48	475	150
Impact of FTE adjustment	83	87	116	147	87	170	178
Adjusted Revenue on a fully taxable equivalent basis	$74,262	$73,706	$72,959	$64,048	$63,063	$147,968	$125,314
Adjusted Efficiency Ratio	51.44%	55.81%	54.19%	56.29%	57.31%	53.62%	57.18%

Average Assets	$6,734,994	$6,770,978	$6,589,870	$5,903,327	$5,878,035	$6,752,886	$5,864,934
Less average goodwill and intangible assets	(228,706)	(230,066)	(213,713)	(165,534)	(166,393)	(229,382)	(166,762)
Average Tangible Assets	$6,506,288	$6,540,912	$6,376,157	$5,737,793	$5,711,642	$6,523,504	$5,698,172

Return on Average Assets (ROA)	1.38%	1.36%	0.96%	1.10%	1.16%	1.37%	1.20%
Impact of removing average intangible assets and related amortization	0.12	0.12	0.09	0.08	0.08	0.12	0.09
Return on Average Tangible Assets (ROTA)	1.50	1.48	1.05	1.18	1.24	1.49	1.29
Impact of other adjustments for Adjusted Net Income	0.09	0.02	0.44	0.04	0.04	0.06	0.04
Adjusted Return on Average Tangible Assets	1.59	1.50	1.49	1.22	1.28	1.55	1.33

Average Shareholders' Equity	$911,479	$879,564	$827,759	$728,290	$709,674	$895,610	$702,497
Less average goodwill and intangible assets	(228,706)	(230,066)	(213,713)	(165,534)	(166,393)	(229,382)	(166,762)
Average Tangible Equity	$682,773	$649,498	$614,046	$562,756	$543,281	$666,228	$535,735

Return on Average Shareholders' Equity	10.23%	10.47%	7.65%	8.89%	9.59%	10.35%	10.04%
Impact of removing average intangible assets and related amortization	4.07	4.39	3.29	3.15	3.49	4.22	3.69
Return on Average Tangible Common Equity (ROTCE)	14.30	14.86	10.94	12.04	13.08	14.57	13.73
Impact of other adjustments for Adjusted Net Income	0.87	0.25	4.50	0.39	0.41	0.57	0.41
Adjusted Return on Average Tangible Common Equity	15.17	15.11	15.44	12.43	13.49	15.14	14.14

Loan interest income excluding accretion on acquired loans	$58,169	$58,397	$55,470	$46,349	$44,341	$116,568	$87,817
Accretion on acquired loans	4,166	3,938	4,089	2,453	2,208	8,103	4,016
Loan interest income	$62,335	$62,335	$59,559	$48,802	$46,549	$124,671	$91,833

GAAP TO NON-GAAP RECONCILIATION	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'19	1Q'19	4Q'18	3Q'18	2Q'18	2Q'19	2Q'18

Yield on loans excluding accretion on acquired loans	4.82%	4.89%	4.77%	4.59%	4.50%	4.86%	4.53%
Impact of accretion on acquired loans	0.34	0.33	0.35	0.24	0.23	0.33	0.21
Yield on loans	5.16	5.22	5.12	4.83	4.73	5.19	4.74

Net interest income excluding accretion on acquired loans	$56,053	$56,923	$56,011	$49,256	$48,086	$116,962	$96,131
Accretion on acquired loans	4,166	3,938	4,089	2,453	2,208	4,118	4,016
Net Interest Income	$60,219	$60,861	$60,100	$51,709	$50,294	$121,080	$100,147

Net interest margin excluding accretion on acquired loans	3.67%	3.76%	3.73%	3.64%	3.60%	3.71%	3.63%
Impact of accretion on acquired loans	0.27	0.26	0.27	0.18	0.17	0.27	0.15
Net Interest Margin	3.94	4.02	4.00	3.82	3.77	3.98	3.78